EXHIBIT 23.2

CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 of PEDEVCO CORP. (the “Company”) of our report dated March 14, 2014, entitled “PEDEVCO Corp. – Estimated Future Reserves and Income Attributable to Certain Leasehold Interests – Direct Interests Only – SEC Parameters – As of December 31, 2013” (the “March 14, 2014 Report”) and our report dated March 6, 2014 entitled “PEDEVCO Corp. – Estimated Future Reserves and Income Attributable to Certain Leasehold Interests – SEC Parameters – As of December 31, 2013” (the “March 6, 2014 Report”) included as Exhibits 99.1 and 99.2, respectively, to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 31, 2014, as amended on July 1, 2014.

/s/ RYDER SCOTT COMPANY, L.P. RYDER SCOTT COMPANY, L.P. TBPE Firm Registration No. F-1580

Houston, Texas
July 1, 2014

    SUITE  600,  1015  4TH  STREET, S.W.CALGARY, ALBERTA T2R 1J4TEL (403) 262-2799FAX (403) 262-2790
     621  17TH STREET, SUITE 1550  DENVER, COLORADO 80293-1501TEL (303) 623-9147FAX (303) 623-4258